Exhibit 99.1
GRAPHIC PACKAGING CORPORATION
QUARTERLY FINANCIAL INFORMATION
(Unaudited)

	As Reported			Reclassified
	Three Months Ended		Six Months Ended	Three Months Ended		Six Months Ended
In millions, except per share amounts	March 31, 2007	June 30, 2007	June 30, 2007	March 31, 2007	June 30, 2007	June 30, 2007

Statement of Operations Data:
Net Sales	$608.7	$647.3	$1,256.0	$584.1	$623.1	$1,207.2
Gross Profit	63.2	89.5	152.7	62.7	89.0	151.7
Income from Operations	11.7	37.4	49.1	12.8	39.0	51.8
Loss from Continuing Operations				(37.5)	(19.6)	(57.1)
Loss from Discontinued Operations, Net of Taxes				(1.2)	(1.7)	(2.9)
Net Loss	(38.7)	(21.3)	(60.0)	(38.7)	(21.3)	(60.0)
Loss Per Share — Basic:
Continuing Operations				(0.18)	(0.10)	(0.28)
Discontinued Operations				(0.01)	(0.01)	(0.02)
Total	(0.19)	(0.11)	(0.30)	(0.19)	(0.11)	(0.30)
Loss Per Share — Diluted:
Continuing Operations				(0.18)	(0.10)	(0.28)
Discontinued Operations				(0.01)	(0.01)	(0.02)
Total	(0.19)	(0.11)	(0.30)	(0.19)	(0.11)	(0.30)

Weighted Average Number of Shares Outstanding — Basic	201.3	201.8	201.5	201.3	201.8	201.5
Weighted Average Number of Shares Outstanding — Diluted	201.3	201.8	201.5	201.3	201.8	201.5